EXHIBIT 99.2

Second Quarter 2002 Earnings Teleconference

Forward-Looking Statements This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and the underlying assumptions reflected in the statements. Actual results or outcomes could differ materially as a result of legislative and regulatory developments, the impact of competition, weather, risks associated with international operations, changes in our business plans and other factors discussed from time to time in our SEC reports.

Overview R. Steve Letbetter Chairman & CEO

Overview $178 million or $0.61 per share for second quarter 2002 Top 5 priorities Ensure we have the right team in place to execute our strategy Finalize plan to replace our bank debt Adjust our business given current market conditions Successfully manage through investigations and pending lawsuits Spin-off from Reliant Energy Price-to-beat increase request

Finance Update Rex Clevenger Senior Vice President, Finance

Finance Update Seeking global refinancing Expect to launch late August, with completion in late September. Will include: $2.9 billion bridge loan $800 million revolver that matures 8/22/02 Orion subsidiary bank debt $800 million revolver update Option to convert to one-year term loan on 8/22/02 Have notified the banks that we will term out As part of global refinancing, we expect to extend and return to revolver Fully drawn today Orion subsidiary bank debt Obtained waiver of coverage ratio until 9/30/02 European revolver facility renewed through July 2003

Earnings Performance and Outlook Stephen W. Naeve President and COO

EPS Comparison ($/share) Stranded cost contracts renegotiated - $0.25 FERC refund reserve - ($0.08) Plant cancellations and closure - ($0.07) Significant Events in 2Q02 Difficult comparison given strong wholesale markets in 2001 Texas retail market opened January 1, 2002 Closed Orion acquisition in February 2002 Overview

Wholesale Energy Second Quarter EBIT ($ millions) 2Q02 vs. 2Q01 Decreased power generation and trading margins of $90 million, partially offset by Orion contribution Increased O&M expenses of $57 million Increased depreciation and emission amortization expense of $48 million Increased expenses related to development activity of $28 million ($17 million related to project terminations) Write-off of Warren Station plant of $15 million Increased FERC refund reserve related to California of $19 million* * Total FERC refund reserve of $49 million as of June 30, 2002 Lower capacity market and compressed heat rates in the Northeast ISO cost capping Restructured capacity market Supply additions Strong prices in NYPP Mild weather in Florida in June Asset performance off in the West Strong trading in West despite low volatility Overview

Wholesale Energy 2Q02 Wholesale Energy Margins Trading MTM Assets & Liabilities by Month - 6/30/02 Daily Wholesale VAR -- Second Quarter 2002 ($ millions) Distribution of Daily Earnings (Margin) of the MTM Trading Book - 12 Months Ending 6/30/02

Retail Energy Second Quarter EBIT ($ millions) Energy sales margin of $309 million Increased staffing and related expenses of $38 million Gross receipts tax of $19 million Bad debt expense of $14 million Increased corporate overhead allocation of $9 million Increased advertising and market research expenses of $6 million Increased depreciation costs of $4 million 2Q02 vs. 2Q01 Expected level of retention of PTB customers Lower supply costs Increased operating costs offset by reduced marketing spend Greater than expected success in C&I market Overview

European Energy Second Quarter EBIT ($ millions) Net gain of $109 million related to renegotiation of stranded cost contracts Increased power generation margins of $15 million due to higher volumes and decreased fuel prices offset by lower prices Improved trading margins of $2 million Effect from goodwill no longer being amortized of $6 million $30 million of efficiency and energy payments from NEA in 2001 Decreased NEA equity income of $51 million Net loss of $3 million related to certain out-of-market contracts 2Q02 vs. 2Q01 Increased sales volumes from plants partially offset by lower per unit margins Reduced market liquidity negatively impacted trading Reduced volatility in ancillary services market Cost structure Overview

Revised 2002 Outlook 2002 earnings guidance: Wholesale EBIT: June effect $33 million negative market movement One-time costs (California refund reserve, restructuring costs) Retail EBIT: Continued favorable supply costs Reduced expenses Success in C&I market Europe EBIT: Reduced liquidity and volatility $20 million $570 million (assumes $50 million EBIT from PTB increase 9/02) $575 million ($75 million potential downside if market conditions remain weak) $1.65 to $1.85 per share